SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 1, 2004


                        General DataComm Industries, Inc.
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                       1-8086                 06-0853856
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(State or Other Jurisdiction         (Commission              (IRS Employer
    of Incorporation)                File Number)          Identification No.)


              6 Rubber Avenue, Naugatuck CT                     06770
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         (Address of Principal Executive Offices)             (Zip Code)


        Registrant's telephone number, including area code (203)-729-0271
                                                           --------------



                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

          On April 1, 2004, pursuant to authorization by the Board of Directors and amendment to the loan agreement with the Corporation's senior lenders, the Corporation borrowed $125,000 from each of Howard S. Modlin, Chairman of the Board, and John L. Segall, a Director, for replacement of senior indebtedness being repaid with the $250,000 aggregate proceeds. The loans are for two years payable on March 31, 2006 and bear interest at the rate of 10% per annum payable monthly commencing August 1, 2004. The notes are convertible into Common Stock at a conversion price of $.5625 per share and together with previous loans aggregating $600,000 made on December 30, 2003 and $250,000 made on March 1, 2004, or an aggregate of $1,100,000 in loans by Messrs. Modlin and Segall, are secured by all of the assets of the Corporation behind the first lien of the Corporation's senior lenders. Any shares issued on conversion will not be registered and must be held for investment without a view to distribution.

Item 7.   Exhibits

           4.1 $125,000 Negotiable Promissory Note-Modlin
           4.2 $125,000 Negotiable Promissory Note-Segall
          10.1 First Amendment to Additional Senior Security Agreement
          10.2 Second Amendment to Additional Senior Security Agreement
          10.3 Third Amendment to Loan Agreement



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    General DataComm Industries, Inc.
                                             (Registrant)

                                    By: /s/ WILLIAM G. HENRY
                                        ----------------------------------------
                                        William G. Henry
                                        Vice President and Principal Financial
                                        Officer

April 5, 2004